UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 28, 2010, Asset Acceptance Capital Corp. (the “Company”), JPMorgan Chase Bank, N.A. (the “Bank”) and other lenders entered into a Third Amendment to Credit Agreement (the “Third Amendment”), effective May 28, 2010, in respect of the Credit Agreement (the “Credit Agreement”), dated as of June 5, 2007 (as amended by a First Amendment to Credit Agreement dated as of March 10, 2008 and a Second Amendment to Credit Agreement dated as of October 27, 2009 (the “Second Amendment”)), between the Company, the Bank and other lenders.

The Third Amendment, among other changes:

•

amends certain definitions in the Credit Agreement to provide the Company with relief on the financial covenants with respect to (1) fourth quarter 2009 non-cash impairment charges on purchased receivables and (2) potential charges and losses, including defense costs resulting from the Federal Trade Commission’s investigation of the Company’s debt collection-related practices commenced prior to the date of the Third Amendment; and

•	increases the rate of interest the Company pays on certain types of borrowings under the Credit Agreement at certain leverage ratios.

Definitions and Covenants

In order to provide the Company with financial covenant relief, the Third Amendment provides that for purposes of the covenant on the ratio of consolidated total liabilities to consolidated tangible net worth, the lesser of (i) the amount of losses resulting from the recognition of asset impairment charges on purchased receivables of the Company and its subsidiaries in the fourth quarter of 2009 or (ii) $20,000,000 shall be added back to consolidated tangible net worth. The Third Amendment also amends the definition of consolidated adjusted EBITDA in the Credit Agreement so that the aggregate amount of charges and other losses resulting from the Federal Trade Commission’s investigation of the Company’s debt collection-related practices commenced prior to the date of the Third Amendment (the “FTC Charges”), which for purposes of the financial covenant calculations is capped at $7,000,000, is added as an additional adjustment to consolidated net income when calculating consolidated adjusted EBITDA. Similarly, the Third Amendment provides that the FTC Charges will be added back when calculating consolidated tangible net worth. The Company is currently unable to estimate the potential liability for this matter.

Rate of Interest

In the case of revolving Eurocurrency loans and letter of credit fees, the Third Amendment increases the interest rates applicable at the lowest leverage ratios (less than 0.375) by 50 basis points (0.5 percent) and at the next level of leverage ratios (0.375 to less than or equal to 0.625) by 25 basis points (0.25 percent). In the case of revolving alternate base rate loans, the Third Amendment increases the interest rates applicable at the lowest leverage ratios (of less than 0.375) by 50 basis points (0.5 percent) and at the next level of leverage ratios (0.375 to less than or equal to 0.625) by 25 basis points (0.25 percent). Otherwise, the interest rates that the Company pays on these types of borrowings under the Credit Agreement at other leverage ratios and on other types of borrowings under the Credit Agreement remain unchanged. The interest rates are set at the rates applicable for the highest leverage ratios until the receipt of financials for the fiscal year ending December 31, 2010.

Description

The foregoing does not purport to be a complete description of the Third Amendment and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Exhibit Description

10.1	Third Amendment to Credit Agreement dated as of May 28, 2010, among Asset Acceptance Capital Corp., JPMorgan Chase Bank, N.A., and other lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 2010	Asset Acceptance Capital Corp.

	By:	/s/ E.L. Herbert
Name: E.L. Herbert
Title: Vice President and General Counsel

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